AXA EQUITABLE LIFE INSURANCE COMPANY
                         MEMORANDUM OF VARIABLE MATERIAL

FOR USE WITH CERTIFICATE FORM NO. 2006BASEA/2006BASEB OR CONTRACT FORM
NO.  2006BASE-I-A/2006BASE-I-B (DEPENDING ON JURISDICTION) MARKETED AS
AXA EQUITABLE'S "ACCUMULATOR SERIES 08" ("ACCUMULATOR," "ACCUMULATOR SELECT," "ACCUMULATOR PLUS" AND "ACCUMULATOR ELITE")

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RIDERS DESCRIPTION:

[6%]/[6.5%] Greater of GMDB Rider                          2008GMDBSA
[6%]/[6.5%] Greater of GMDB Rider with Optional Reset      2008GMDBOPR

The following comments describe the nature and scope of the illustrative and variable material contained in the above rider forms. They are numbered in order as to where they appear in the forms and as indicated with respect to the bracketed areas that may change. When applicable, alternate text is provided. The actual rider forms a Contract Owner receives will reflect only the information based on the market segment that applies and the Contract Owner's elections at application.

The Contract is available for issue as an Individual Retirement Annuity (TRADITIONAL IRA OR ROTH IRA), a Rollover Tax Sheltered Annuity (TSA), Defined Contribution Qualified Plan (QP-DC), Defined Benefit Qualified Plan (QP-DB) or as a Non-Qualified annuity (NQ).

The variability for the submitted forms is shown in this memorandum.

RIDERS 2008GMDBOPR AND 2008GMDBSA:
----------------------------------
(Each item applies to both Riders except where noted.)

1. Parts I through VI: The interest rate and/or age may change due to market conditions and product variations.

2. Part II: The roll up rate applicable to the Investment Options (i.e., EQ/Money Market Fund, Guaranteed Interest Option and the loan reserve account (if available) or any such Investment Options then currently listed) will vary. If Investment Options are changed in the future, pursuant to Section
   2.05 of the Contract, the available options listed here will be changed accordingly. Any Separate Account Investment Option will provide for participation only in a separate account for which the Plan of Operation has been approved by the New York Insurance Department.

3. Part II: The loan reserve account and loan information applies to the TSA market only.

4. Part II: The type of dollar cost averaging program varies based on the product purchased as shown in the submitted rider.

5. Part II: The wait period for re-setting the GMDB Rollup Benefit Base may change due to market conditions and product variations. Any such change will be made on a new business basis only and will be done in a fair and non-discriminatory manner.

6. Part II: The advance notification period for a charge increase may range from 30 to 120 days.

7. Part IV: The Effect of Withdrawals option implemented will be shown in the Contract Owner's applicable Rider. The current option is as shown in the rider. The effect of withdrawals treatment stated in the Contract will not change once the Contract has been issued. However, we reserve the right to offer one of the other withdrawal treatment options provided herein, on a new business basis only. Any change will be made on a uniform and non-discriminatory basis for all Contracts depending on product variations, market or distribution channels. For purposes of determining the beginning Contract Year benefit base value in Contract Year 1, the number of days shown for recognizing Contributions will range from 30 to 120 days. The Effect of Withdrawals alternate text is:


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

         Alternate 1: The [6%/6.5%] Roll Up to Age [85] and the Annual Ratchet to Age [85] benefit bases will each be reduced by withdrawals. The reduction is determined separately for each benefit base. The reduction of the benefit base is on a dollar-for-dollar basis as long as the sum of your withdrawals in that Contract Year is [6%/6.5%] or less of the respective benefit base as of the beginning of the Contract Year. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed [6%/6.5%] of the respective benefit base as of the beginning of the Contract Year, that entire withdrawal and any subsequent withdrawals in that Contract Year will cause a pro-rata reduction of the respective benefit base. (Because your benefit bases may differ from each other, the same withdrawal may produce a pro-rata adjustment in one benefit base and not in the other benefit base.), or

         Alternate 2: The [6%/6.5%] Roll up to Age [85] and the Annual Ratchet to Age [85] benefit bases will each be reduced pro-rata by withdrawals. The reduction is determined separately for each benefit base.

8.  A. Rider 2008GMDBOPR Part V:

       If the 6.5% Guaranteed Minimum Income Benefit (GMIB) Rider is elected with the 6.5% Guaranteed Minimum Death Benefit (GMDB) Rider With Optional Reset, the text shown will appear.

       If the 6% Guaranteed Minimum Income Benefit (GMIB) Rider is elected with the 6% Guaranteed Minimum Death Benefit (GMDB) Rider With Optional Reset, the following text will appear.

       [When the GMIB Rider is elected with the Greater of [6%] Rollup to Age [85] or Annual Ratchet to Age [85] GMDB Rider, the charges for this combination of Riders are as follows: [0.65%] of the GMIB Benefit Base and [0.70%] of the GMDB Benefit Base.

       The maximum GMIB Rider charge upon reset is [0.95%] of the GMIB Benefit Base and the maximum GMDB charge is [0.85%] of the GMDB Benefit Base.

       If you voluntarily terminate your GMIB Rider, [or for TSA Contracts with outstanding loans, if your GMIB Rider automatically terminates on the Last GMIB Exercise Date] your GMDB Rider charge is the greater of (i) [0.75%] or (ii) the then current charge of your GMDB Rider on the Contract Date Anniversary on or following termination of the Rider. This charge will not exceed the maximum charge shown above. Upon termination of your GMIB Rider, optional resets are no longer provided under this GMDB Rider.]

       B. Rider 2008GMDBSA Part V:

       If the 6.5% Guaranteed Minimum Death Benefit (GMDB) Rider is elected on a stand alone basis, the text shown will appear.

       If the 6% Guaranteed Minimum Death Benefit (GMDB) Rider is elected on a stand alone basis, the following text will appear.

       [Guaranteed Minimum Death Benefit: The current charge for this benefit is [0.75%] of the GMDB benefit base

       If you add the GMIB Rider to your Contract after the Contract Date, the following apply:


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

       If a Greater of 6% Rollup to Age [85] or Annual Ratchet to Age [85] GMIB Rider is added to your Contract after the Contract Date, the charges described below will apply to your Contract beginning as of the Contract Date Anniversary following your GMIB Rider's Effective Date.

          When the GMIB Rider is elected with the Greater of 6% Rollup to Age [85] or Annual Ratchet to Age [85] GMDB Rider, the charges for this combination of Riders are as follows: [0.65%] of the GMIB Benefit Base and [0.70%] of the GMDB Benefit Base.

          The maximum GMIB Rider charge upon reset is [0.95%] of the GMIB Benefit Base and the maximum GMDB Rider charge is [0.85%] of the GMDB Benefit Base.

       If you voluntarily terminate your GMIB Rider [or for TSA Contracts with outstanding loans, if your GMIB Rider automatically terminates on the Last GMIB Exercise Date], as of the Contract Date Anniversary on or following your rider's termination date, your GMDB charge is the greater of (i) [0.75%] or (ii) the then current charge of your GMDB Rider. This charge will not exceed the maximum charge shown above, and any optional reset provision under your GMDB Rider terminates.

       Upon the GWBL Conversion Effective Date described in your GMIB Rider, withdrawals reduce each of your GMDB Benefit Bases under this Rider on a pro-rata basis.

       If you voluntarily terminate your GMIB Rider after the GWBL Conversion Effective Date described in your GMIB Rider the 6% Roll Up to Age [85] Benefit Base under this Rider will continue to be reduced by withdrawals on a pro-rata basis.]

       In connection with A and B above please note the following ranges for the charges:

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             Rider                    Charge                     Range
-------------------------------------------------------------------------------
6% GMDB Standalone                    0.75%                   0.35 1.20%
-------------------------------------------------------------------------------
6.5 GMDB Standalone                   0.90%                   0.35 1.20%
-------------------------------------------------------------------------------

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6% GMDB Combo - Current               0.70%                   0.35%-1.20%
-------------------------------------------------------------------------------
6% GMDB Combo -Max                    0.85%                   0.45%-1.20%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
6.5% GMDB Combo - Current             0.85%                   0.35-1.20%
-------------------------------------------------------------------------------
6.5% GMDB Combo -Max                 1.00%                   0.45-1.20%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
6% GMIB Current                       0.75%                   0.35-1.20%
-------------------------------------------------------------------------------
6% GMIB Max                           1.05%                   0.65-1.40%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
6% GMIB Combo - Current               0.65%                   0.35-1.20%
-------------------------------------------------------------------------------
6% GMIB Combo - Max                   0.95%                   0.65-1.40%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
6.5% GMIB Current                     0.90%                   0.35-1.20%
-------------------------------------------------------------------------------
6.5% GMIB Max                         1.20%                   0.65-1.40%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
6.5% GMIB Combo Current               0.80%                   0.35-1.20%
-------------------------------------------------------------------------------
6.5% GMIB Combo Max                   1.10%                   0.65-1.40%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

       Combo means when GMIB is purchased with the "Greater of" GMDB. Currently, upon such combination election, there is a charge discount.


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

9. Part V, Last GMIB Exercise Date text: The bracketed text below describes the alternative to what happens automatically on the Last GMIB Exercise Date. Rather than GMIB converting to GWBL, GMIB terminates automatically.

     [If your GMIB Rider terminates automatically on the Contract Date Anniversary following your [85th] birthday your GMDB charge is the greater of (i) [0.90%] or (ii) the then current charge of your GMDB Rider on the Contract Date Anniversary on or following termination of the Rider. This charge will not exceed the maximum charge shown above. Upon termination of your GMIB Rider, optional resets are no longer provided under this GMDB Rider.]

     See table in 8 above for range of charge.





















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